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                                                                   Exhibit 10.31

                            TIME BROKERAGE AGREEMENT

         THIS TIME BROKERAGE AGREEMENT ("Agreement"), dated as of February 22, 1999, is made and entered into by and between Radio Unica Corp., a Delaware corporation ("Unica"), and One-On-One Sports Radio of Illinois, L.L.C., a Delaware limited liability company ("One-On-One Radio").

         WHEREAS, One-On-One Sports License of Illinois, L.L.C. ("One-On-One License") is the licensee of radio station WIDB(AM), Chicago, Illinois, operating at 950 kHz (the "Station"); and

         WHEREAS, One-On-One License is a subsidiary of One-On-One Radio; and

         WHEREAS, Unica, One-On-One License and One-On-One Radio have entered into that certain Asset Purchase Agreement, dated as of February 22, 1999 (the "Asset Purchase Agreement"), pursuant to which Unica has agreed to buy and One-On-One License and One-On-One Radio have agreed to sell certain of the assets of the Station; and

         WHEREAS, One-On-One Radio desires to make available to Unica substantially all of the broadcasting time on the Station; and

         WHEREAS, Unica is engaged in the business of radio broadcasting and desires to avail itself of the Station's available broadcast time from the Operational Commencement Date (as defined herein) until the Closing Date (as defined in the Asset Purchase Agreement).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Unica and One-On-One Radio agree as follows:

1.       COMMENCEMENT DATE AND FACILITIES.

         Commencing 12:01 a.m. on Saturday, May 15, 1999 (the "Operational Commencement Date"), One-On-One Radio shall broadcast, or cause to be broadcast, over the Station transmission facilities, certain programming, consisting of programs, announcements and advertising (the "Programming"), originating at Unica's studio and delivered to One-On-One Radio by Unica in compliance with the provisions of Section 5(a) of this Agreement. Unica shall deliver the Programming to One-On-One Radio's transmitting facilities at Unica's exclusive cost, by means reasonably acceptable to One-On-One Radio. The period from the Operational Commencement Date to the termination of this Agreement is the "Operating Period."


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2.       TERM.

         This Agreement is effective immediately and, unless sooner terminated, extended or renewed as hereinafter provided, shall end on the Closing Date (as defined in the Asset Purchase Agreement) or upon the termination of the Asset Purchase Agreement pursuant to Section 13.1 thereof (the "Term").

3.       PAYMENTS BY UNICA.

         (a) In addition to any fees and costs Unica incurs in producing, providing and delivering the Programming (including those costs payable by Unica pursuant to Section 3(c) and Section 9 hereof), Unica hereby agrees to pay One-On-One Radio during the Term commencing on the Operational Commencement Date a monthly fee of (i) $120,000 for the period prior to July 1, 1999 and (ii) $140,000 for each month beginning on or after July 1, 1999. Amounts payable by Unica to One-On-One Radio pursuant to this Agreement shall be payable in advance without notice or demand on May 15, 1999 and thereafter on the first business day of each month during the Term. In the event that the Term includes any partial month, the monthly fee for such month shall be prorated accordingly and the difference between such prorated amount and the amount actually paid by Unica to One-On-One Radio for such month shall be paid to Unica on the Closing Date (the "Refund").

         (b) Payments will be made by check delivered to One-On-One Radio at 1935 Techny Rd., Suite 18, Northbrook, Illinois 60062, or such other address as One-On-One Radio may select pursuant to Section 27 hereof, provided that, if One-On-One Radio has given wire transfer instructions to Unica, Unica shall be required to make all payments by wire transfer of funds to the account specified by One-On-One Radio.

         (c) Unica shall be solely responsible for and shall pay in a timely manner all direct and indirect costs incurred by Unica in producing, providing and delivering the Programming including, but not limited to, (i) program costs,
(ii) sales costs, (iii) Station advertising and promotion costs, (iv) costs related to Unica's audio lines to One-On-One Radio's transmitting facilities,
(v) salaries, payroll taxes, insurance, health benefits and related costs of personnel employed by Unica in connection with the Programming supplied to One-On-One Radio, sales and promotion of radio time and, (vi) income, gross receipts, sales, personal property, and other taxes of any nature whatsoever and costs related to Unica's programming of the Station.

         (d) The failure of One-On-One Radio to demand or insist upon timely and full payment of any payment due hereunder shall not constitute a waiver of Unica's obligations under this Section 3.


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4.       PAYMENTS BY ONE-ON-ONE RADIO.

         One-On-One Radio shall be solely responsible for and shall pay in a timely manner the following costs of the Station: (i) rents, utilities, insurance and maintenance costs relating to the Station's tower and transmitter site facilities; (ii) One-On-One Radio's operating expenses, including telephone, sale or delivery and postal service expenses relating to the Station;
(iii) the salaries, payroll taxes, insurance, health benefits and related costs of personnel employed by One-On-One Radio in the operation of the Station following the Operational Commencement Date; and (iv) income, gross receipts, sales, personal property, excise or any other taxes of any nature whatsoever pertaining to the Station's transmitter facilities and costs related to the production and broadcast of material supplied by One-On-One Radio pursuant to
Section 5(b) of this Agreement ("One-On-One Radio Programming").

5.       PROGRAMS.

         (a) During the Operating Period, Unica shall furnish or cause to be furnished, at its own cost, material in broadcast-ready form for broadcast on the Station pursuant to this Agreement at all times other than the times of the One-On-One Radio Programming, and all such Unica programs shall accord with the Communications Act of 1934, as amended (as so amended, the "Act"), and all other applicable statutes and Federal Communications Commission ("FCC") policies and requirements. All rights, including, without limitation, all ownership rights and rights of use, relating to the Programming shall belong exclusively to Unica, and One-On-One Radio shall have no rights of any kind in or to such programs and hereby disclaims all rights thereto.

         (b) One-On-One Radio reserves the following periods to present One-On-One Radio Programming: Sunday mornings from 6:00 a.m. to 10:00 a.m. Upon reasonable notice from One-On-One Radio, Unica instead of One-On-One Radio shall program those hours.

6.       EMPLOYMENT.

         (a) One-On-One Radio shall be solely responsible for, and shall indemnify Unica, its directors, officers, employees, contractors, agents, or affiliates from and against, all claims, costs, losses, liability, damages, and other expenses (including reasonable professional fees and disbursements) relating to, salaries, taxes, insurance, severance, bonuses and other benefits or obligations due or payable to: (i) all personnel used in the production of One-On-One Radio Programming hereunder or necessary to fulfill One-On-One Radio's obligations hereunder; and (ii) all employees of One-On-One Radio.


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         (b) Unica shall be solely responsible for, and shall indemnify
One-On-One Radio, its directors, officers, employees, contractors, agents or affiliates from and against, all claims, costs, losses, liability, damages, and other expenses (including reasonable professional fees and disbursements) relating to, salaries, taxes, insurance, severance, bonuses, and other benefits or obligations due or payable to: (i) all personnel used in the production of the Programming hereunder or necessary to fulfill Unica's obligations hereunder; and (ii) all employees of Unica.

7.       HANDLING OF MAIL AND PUBLIC FILE.

         To the extent that either One-On-One Radio or Unica receives or handles mail, cables, telecopies, telephone calls or other communications in connection with any material broadcast over the Station during the term of this Agreement, the party promptly shall (a) advise the other, in writing, of any public or FCC complaint or inquiry concerning the Programming or the One-On-One Radio Programming, or both and (b) deliver to the other a copy of any written communications from the public or the FCC. Unica also shall deliver to One-On-One Radio copies of all operating and programming information relating to Unica necessary to maintain the public file and other records required to be kept by FCC regulations, rules and policies. During the term of this Agreement, Unica, as to the Programming, also shall maintain and deliver to the Station and One-On-One Radio such records and information required by the FCC to be placed in the public inspection file of the Station relating to the broadcast of political programming and advertisements, in accordance with the provisions of Sections 73.1943 and 73.3526 of the FCC's rules, and pertaining to the broadcast of sponsored programming addressing political issues or controversial issues of public importance, in accordance with the provisions of Section 73.1212 of the FCC's rules. Unica also shall consult with One-On-One Radio concerning the Programming to ensure that the Station is compliant with the Act and all other applicable statutes and the rules, regulations and policies of the FCC, as announced from time to time, with respect to the carriage of political advertisements and programming (including, without limitation, the rights of candidates and, as appropriate, others to "equal opportunities") and the charges permitted therefor. Such consultations shall take place, without limitation, at least 75 days prior to any primary, and at least 90 days prior to any general, election. Unica shall provide to the Station such documentation relating to the Programming as One-On-One Radio reasonably shall request. In particular, and without limitation, Unica shall immediately provide to One-On-One complete records of all requests for broadcast time made by or on behalf of any candidate for public office, together with information concerning the disposition of such requests and the charges made. One-On-One Radio shall be responsible for providing the personnel necessary to maintain a complete public file (as required by the FCC) and to compile and file all required quarterly issues/programs lists for the Station.


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8.       MAINTENANCE OF EQUIPMENT.

         (a) The transmitter equipment and antennas used for the Station's broadcasts owned by One-On-One Radio (the "Transmission Equipment") shall be maintained by One-On-One Radio in a condition consistent with good engineering practices and in compliance in all material respects with the Act and all other applicable rules, regulations and technical standards of the FCC. One-On-One Radio shall maintain power and modulation of the Station broadcasts in a manner consistent with One-On-One Radio's past practices. All capital expenditures reasonably required to maintain the technical quality of the Station's Transmission Equipment and its compliance with applicable laws and regulations shall be made at the sole expense and in the sole discretion of One-On-One Radio.

         (b) All equipment necessary for the delivery of the Programming shall be paid for and/or maintained by Unica in a condition consistent with good engineering practices and in compliance in all material respects with the Act and all other applicable rules, regulations and technical standards of the FCC. All capital expenditures reasonably required to maintain the technical quality of the broadcast equipment and its compliance with applicable laws and regulations shall be made at the sole expense and in the sole discretion of Unica.

9.       RESPONSIBILITY FOR PRODUCTION EXPENSES.

         Unica shall pay for all costs associated with producing, providing and delivering the Programming and sale of radio time, all fees to ASCAP, BMI and SESAC and any other music licensing organization, attributable to the Programming and any other copyright fees attributable to the Programming. Unica shall pay any costs associated with any affiliation with any network.



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10.      CONTROL OF THE STATION.

         During the term of this Agreement, One-On-One Radio shall maintain control over the Station's technical facilities and Unica agrees that it will permit One-On-One Radio to take any and all steps necessary to maintain such control continuously throughout the term of this Agreement. One-On-One Radio and Unica acknowledge and agree that One-On-One Radio's responsibility to retain control is an essential element of the continuing validity and legality of this Agreement. One-On-One Radio shall provide and pay for: (a) a General Manager of the Station, who shall report solely to, and be accountable solely to, One-On-One Radio and who shall direct the day-to-day operations of the Station; and (b) such other engineering, programming and other personnel as are necessary to fulfill One-On-One Radio's obligations under this Agreement. One-On-One Radio shall retain control, said control to be reasonably exercised, over the policies, programming and operations of the Station, including, without limitation, the right to decide whether to accept or reject any programming or advertisements, and the right to take any other actions necessary to comply with the laws of the United States and the rules, regulations and policies of the FCC. One-On-One Radio shall maintain its main studio within the Station's principal community contour and Unica shall take such actions as One-On-One Radio may reasonably request to ensure such requirements are met. Unica shall not represent, warrant or hold itself out as the Station's owner and shall sell all advertising time and enter into all agreements in its own name. One-On-One Radio reserves the right to refuse to broadcast any program or programs containing matter which is, or in the reasonable opinion of One-On-One Radio may be, violative of any right, law, or governmental rule, regulation or policy.

11.      SPECIAL EVENTS.

         One-On-One Radio has the right to reject any of the Programming and to substitute on a temporary basis a program that, in the reasonable opinion of One-On-One Radio, is of greater local or national importance. One-On-One Radio confirms that no Programming shall be rejected on the basis of Programming performance or ratings, advertiser reaction or the availability of alternative programming (including, but not limited to, sporting events or paid programming) that One-On-One Radio believes to be more profitable or more attractive. In the event of such rejection and substitution, One-On-One Radio shall give Unica written notice of such rejection and substitution, and the reasons therefor, at least three (3) weeks in advance of the scheduled broadcast, or as soon thereafter as possible (including an explanation of the cause of any lesser notice). In the event of such preemption, Unica shall receive a payment credit in an amount equal to the loss of revenue by Unica during the time its Programming was pre-empted, which shall equal the loss of the Station's local and national revenues and the Station's allocation of Radio Unica network revenues. The Station's allocation of Radio Unica network revenues shall be equal to the percentage of Radio Unica network revenues that is the same percentage determined by dividing the Hispanic population of the Chicago market by the total Hispanic population reached by the Radio Unica network.

12       FORCE MAJEURE.

         Any failure or impairment (I.E., failure to broadcast at Station's full authorized power) of facilities or any delay or interruption in broadcast programs, or failure at any time to furnish facilities, in whole or in part, for broadcasting, due to any acts of God, strikes or threats thereof or FORCE MAJEURE or due to any other causes beyond the reasonable control of One-On-One Radio or Unica shall not constitute a breach of this Agreement and One-On-One Radio or Unica, as the case may be, will not be liable to the other party hereto therefor, provided such party uses reasonable diligence to correct such failure or impairment as soon as is reasonably possible.


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13       STATION'S IDS.

         One-On-One Radio hereby grants to Unica an exclusive license to use such call letters and other identifiers as are currently used or in the future may be used by the Station (the "Station's Licensed Identifiers") in connection with the broadcast of Unica's programs on the Station, but for no other purpose. The license granted herein shall expire on the Closing Date or upon the expiration or earlier termination of this Agreement. Unica shall use the Station's Licensed Identifiers in Unica's programming in a manner consistent with the use thereof by One-On-One Radio in broadcasts of the Station immediately prior to the Operational Commencement Date during the entire term of this Agreement and as may be required by the Act or the rules, regulations and policies of the FCC. In addition, One-On-One Radio agrees, at Unica's cost, to cooperate with Unica in applying for a change or changes in the Station's call sign in accordance with the terms of the Asset Purchase Agreement, so long as such new call sign is not offensive or contrary to the public interest.

14       PAYOLA.

         Unica shall provide One-On-One Radio with payola affidavits, substantially in the form attached hereto as Attachment A, signed by such of Unica's employees and at such times as One-On-One Radio may reasonably request in writing, and shall notify One-On-One Radio promptly of any violations it learns of relating to the Act, including Sections 317 and 508 thereof.

15       COMPLIANCE WITH LAW AND OTHER AGREEMENTS.

         Unica and One-On-One Radio shall, throughout the term of this Agreement, comply in all material respects with the Act, the rules, regulations and policies of the FCC, the terms of the Station's FCC licenses and all other laws and regulations applicable to the conduct of the Station's business.


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16       INDEMNIFICATION; WARRANTY.

          Each party (as the case may be, the "Indemnitor") shall indemnify and hold harmless the other party (as the case may be, the "Indemnitee"), its directors, officers, employees, agents and affiliates, from and against any and all liability, including without limitation all reasonable attorneys fees, arising out of or incident to the programming furnished by the Indemnitor, any breach of this Agreement by the Indemnitor or the conduct of the Indemnitor, its directors, officers, employees, contractors, agents or affiliates. Without limiting the generality of the foregoing, Indemnitor shall indemnify and hold and save the Indemnitee, its directors, officers, employees, agents and affiliates harmless against liability for libel, slander, infringement of trademarks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights resulting from the programming furnished by the Indemnitor.

17       EVENTS OF DEFAULT.

         Each of the following shall constitute an "Event of Default" under this
Agreement:

         17.1. DEFAULT IN COVENANTS. Unica's or One-On-One Radio's material non-observance or material non-performance of any covenant or agreement contained herein, (PROVIDED, HOWEVER, that such default shall not constitute an Event of Default hereunder unless such default is not cured within twenty (20) business days after delivery of written notice thereof to the breaching party by the non-breaching party), except that a default in payment by Unica must be cured within two (2) business days after delivery of notice (by telephone, facsimile or otherwise) thereof to the Chief Financial Officer of Unica; or

         17.2. BREACH OF REPRESENTATION. Unica's or One-On-One Radio's material breach of any representation or warranty herein, or in any certificate or document furnished pursuant to the provisions hereof, which shall prove to have been false or misleading in any material respect, as of the time made or furnished, and not cured within twenty (20) business days after delivery of written notice thereof to the breaching party by the non-breaching party; or

         17.3. INSOLVENCY. The voluntary filing by Unica or One-On-One Radio (or an involuntary filing with respect to Unica or One-On-One Radio not vacated within ninety (90) days after such filing) of a petition for reorganization or dissolution under federal bankruptcy laws or under substantially equivalent state laws.

18       TERMINATION.

         18.1. TERMINATION UPON AN EVENT OF DEFAULT. Either party may terminate this Agreement by written notice to the other party upon the occurrence of an Event of Default; provided, however, that the party serving such notice shall not then be in default of its obligations under this Agreement.


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         18.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to this Section 18, each party shall be free to pursue any and all remedies available at law, in equity or otherwise. One-On-One Radio, in addition to its other legal and equitable rights and remedies under this Agreement or under applicable law, shall be entitled immediately to cease making available to Unica any further broadcast time or broadcast transmission and facilities, and all amounts accrued or payable to One-On-One Radio prior to the date of termination which have not been paid shall be immediately due and payable. Unica, in addition to its other legal and equitable rights and remedies under this Agreement or under applicable law, shall be entitled immediately to cease providing any further Programming to be broadcast on the Station, and any amounts which have been prepaid to One-On-One Radio beyond the termination date shall be immediately due and payable to Unica.

         18.3. LIABILITIES UPON TERMINATION. Unica shall pay all debts and obligations resulting from its use of the Station's air time and transmission facilities, including, without limitation, accounts payable and net barter balances relating to the period on and after the Operational Commencement Date and prior to the termination of this Agreement and shall be entitled to the revenues and other credits for that period.

         18.4. SPECIFIC PERFORMANCE. In addition to Unica's rights of termination hereunder (and in addition to any other remedies available to it or provided under law), Unica may seek specific performance of this Agreement, in which case One-On-One Radio shall waive the defense of an adequate remedy at law and interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy hereunder.

19       REVENUES.

         Unica shall receive all revenues attributable to the Programming aired on the Station on and from the Operational Commencement Date and for the period thereafter during the Term of this Agreement.

20       REPRESENTATIONS, WARRANTIES AND COVENANTS.

         20.1 Unica represents and warrants to, and covenants with, One-On-One Radio that:

         (a) This Agreement has been duly executed and delivered by Unica, and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as limited by laws affecting the enforcement of creditor's rights generally or equitable principles. Unica has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on Unica's part.

         (b) No consent of any other party and no consent, license, approval or authorization of, or exemption by, or filing, restriction or declaration with, any governmental authority, bureau, agency or regulatory authority, is required in connection with the execution, delivery or performance by Unica of this Agreement, except that One-On-One License is required to file a copy of this Time Brokerage Agreement with the FCC.


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         (c) The execution, delivery and performance of this Agreement will not violate any provision in Unica's certificate of incorporation or by-laws, nor will it constitute or result in the breach of any term, condition or provision of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any agreement or other instrument to which Unica is a party or by which any part of its property is bound, or violate any law, regulations, judgment or order binding upon Unica.

         (d) No proceeding is pending or, to the knowledge of Unica, threatened against Unica before any court, government agency or arbitral tribunal that would enjoin or prohibit, or which otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

         (e) Unica shall present Programming which shall serve the needs and interests of the Station's service area. Consistent with this obligation, during the term of this Agreement, Unica shall utilize a Spanish-talk format for its Programming.

         20.2 One-On-One Radio represents and warrants to, and covenants with, Unica that:

         (a) This Agreement has been duly executed and delivered by One-On-One Radio, and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as limited by laws affecting the enforcement of creditor's rights generally or equitable principles. One-On-One Radio has all necessary limited liability company power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary limited liability company action on One-On-One Radio's part.

         (b) No consent of any other party and no consent, license, approval or authorization of, or exemption by, or filing, restriction or declaration with, any governmental authority, bureau, agency or regulatory authority, is required in connection with the execution, delivery or performance by One-On-One Radio of this Agreement, except that One-On-One License is required to file a copy of this Time Brokerage Agreement with the FCC.

         (c) The execution, delivery and performance of this Agreement will not violate any provision of One-On-One Radio's articles of incorporation or by-laws, nor will it constitute or result in the breach of any term, condition or provision of, or constitute a default under, or accelerate or permit the acceleration of any performance required by any agreement or other instrument to which One-On-One Radio is a party or by which any part of its property is bound, or violate any law, regulation, judgment or order binding upon One-On-One Radio.


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         (d) No proceeding is pending or, to the knowledge of One-On-One Radio, threatened against One-On-One Radio before any court, governmental agency or arbitral tribunal that would enjoin or prohibit, or which otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

         (e) During the Term of this Agreement, One-On-One Radio will hold all licenses and other permits and authorizations necessary for the operation of the Station, and such licenses, permits and authorizations are and will be in full force and effect throughout the Term of this Agreement. There is not pending, or to One-On-One Radio's knowledge, threatened, any action by the FCC or by any other party to revoke, cancel, suspend, refuse to renew or modify adversely any of such licenses, permits or authorizations. To the best of One-On-One Radio's knowledge, One-On-One Radio is not in violation of any statute, ordinance, rule, regulation, policy, order or decree of any federal, state or local entity, court or authority having jurisdiction over it or the Station, which would have an adverse effect upon One-On-One Radio, its assets, the Station or upon One-On-One Radio's ability to perform this Agreement. One-On-One Radio shall not take any action or omit to take any action which would have an adverse impact upon One-On-One Radio, its assets, the Station or upon One-On-One Radio's ability to perform this Agreement. All reports and applications required to be filed with the FCC or any other governmental body during the Term of this Agreement will be filed in a timely and complete manner. One-On-One Radio has, and throughout the Term of this Agreement will maintain, good title to, or rights by license, lease or other agreement to use, all of the assets and properties used in the operation of the Station. During the Term of this Agreement, One-On-One Radio shall not dispose of, transfer, assign or pledge any of such assets and properties, except with the prior written consent of Unica, if such action would adversely affect One-On-One Radio's performance hereunder or the business and operations of One-On-One Radio or the Station permitted hereby.

21       MODIFICATION AND WAIVER.

         No modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.


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22       DELAY IN EXERCISE OF REMEDIES; REMEDIES CUMULATIVE.

         No failure or delay on the part of One-On-One Radio or Unica in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of One-On-One Radio and Unica herein provided are cumulative and are not exclusive of any right or remedies which they may otherwise have.

23       CONSTRUCTION.

         This Agreement shall be construed in accordance with the internal substantive (that is, without reference to conflict of) laws of the State of Delaware and the obligations of the parties hereto are subject to all Federal, state or municipal laws or regulations now or hereafter in force and to the regulations and policies of the FCC and all other governmental bodies or authorities presently or hereafter duly constituted. The parties believe that the terms of this Agreement meet all of the requirements of current FCC policy for time brokerage agreements for radio stations and agree that they shall negotiate in good faith to meet any FCC concern with respect to this Agreement if they are incorrectly interpreting current FCC policy or if FCC policy as hereafter modified so requires. If the parties cannot agree to a modification or modifications deemed necessary by either party to meet FCC requirements, the termination provisions of Section 18 above shall apply. The parties further agree that they will make all required filings with the FCC with respect to this Agreement.

24       HEADINGS.

         The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

25       SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, including, without limitation, any permitted transferees or assignees of any kind of the FCC licenses for the Station.

26       COUNTERPART SIGNATURES.

         This Agreement may be signed in one or more counterparts, each of which shall be deemed a duplicate original, binding on the parties hereto notwithstanding that the parties are not signatory to the same original or the same counterpart.

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27       NOTICES.

         Any notice required hereunder shall be in writing and any payment, notice or other communications shall be deemed given when delivered by hand or one (1) day after deposit with a recognized overnight courier for overnight delivery and addressed as follows:

         (a)      if to Unica:

                  Radio Unica Corp.
                  8400 N.W. 52nd Street
                  Suite 101
                  Miami, Florida  33166
                  Attn:  Joaquin F. Blaya

         with a required copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  1440 New York Avenue, N.W.
                  Washington, D.C.  20005
                  Attn:  John C. Quale, Esq.

         (b)      If to Unica's Chief Financial Officer:

                  Radio Unica Corp.
                  8400 N.W. 52nd Street
                  Suite 101
                  Miami, Florida  33166
                  Attn:    Steve Dawson
                  Tel:     305-463-5020
                  Fax:     305-463-5022

         (c)      If to One-On-One Radio:

                  One-On-One Sports License of Florida, L.L.C.
                  1935 Techny Rd., Suite 18
                  Northbrook, Illinois 60062
                  Attention:  Christopher J. Brennan

         with a required copy to:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois  60601
                  Attn: Gregory S. Murray

                  and

                  Fletcher, Heald & Hildreth, P.L.C.
                  1300 N. 17th Street, Eleventh Floor
                  Arlington, Virginia  22209
                  Attention:  Richard Hildreth

         or such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

28       ENTIRE AGREEMENT.

         This Agreement and the Asset Purchase Agreement embody the entire agreement between the parties regarding the subject matter hereof and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter hereof. No alteration, modification or change of this Agreement shall be valid unless it is embodied in a written instrument signed by both of the parties.

29       SEVERABILITY AND ASSIGNMENT.

         If any provision or provisions contained in this Agreement are held to be invalid, illegal or unenforceable, this shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had not been contained herein, provided that the benefits afforded each party hereunder are not materially changed. Neither party may assign this Agreement without the prior written consent of the other party and any purported assignment without such consent shall be null and void and of no legal force or effect, provided that either party may assign this Agreement if it would constitute a pro forma assignment (on Form 316) under
Section 73.3540(f) of the FCC's rules.

30       NO JOINT VENTURE.

         The parties agree that nothing herein shall constitute a joint venture or a principal-agent relationship between them. The parties acknowledge that call letters, trademarks and other intellectual property shall at all times remain the property of the respective parties and that neither party shall obtain any ownership interest in the other party's intellectual property by virtue of this Agreement.

31       ACCESS TO RECORDS.

         Each of One-On-One Radio and Unica agrees to permit the other party hereto and its agents and representatives access to all books and records relating to the operation of the Station that may be in its possession.

32       BENEFICIARIES.

         Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

33       FURTHER ASSURANCES.

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all such further actions, and to do, or cause to be done, all things necessary, proper or advisable in order to fully effectuate the purposes, terms and conditions of this Agreement.

                                       A-1
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                             RADIO UNICA CORP.

                             By:
                                -------------------------------------------
                                Name: Joaquin F. Blaya
                                Title: Chairman and Chief Executive Officer


                             ONE-ON-ONE SPORTS RADIO OF ILLINOIS,L.L.C.


                             By: One-On-One Sports Radio Stations, Inc.



                             By: Name: Christopher J. Brennan
                                 -------------------------------------------
                                 Title: President

                                  ATTACHMENT A

                            FORM OF PAYOLA AFFIDAVIT

City of _______________________     )

County of ____________________              )        SS:

State of ______________________             )

                                       ANTI-PAYOLA/PLUGOLA AFFIDAVIT

________________________________, being first duly sworn, deposes and says as follows:


1. He/She is ___________________________ for __________________________.
                     Position

2. He/She has acted in the above capacity since __________________________.

3. No matter has been broadcast by Station WIDB on frequency 950 kHz for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted, by him/her from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

4. So far as he/she is aware, no matter has been broadcast by Station WIDB on frequency 950 kHz for which service, money, or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted by Station WIDB on frequency 950 kHz or by any independent contractor engaged by Station WIDB on frequency 950 kHz in furnishing programs, from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

                                                -------------------------------
                                                            Affiant


Subscribed and sworn to before me this __ day of __________, 19__.


--------------------------------------
Notary Public


My Commission expires:
                      -----------------